UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

___________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

September 25, 2025

Dear Stockholders,

We are very pleased to invite you to the virtual 2025 Annual Meeting of Stockholders of Alliance Entertainment Holding Corporation, which will be held on Thursday, November 6, 2025, at 1:15 p.m., Eastern Time. The Annual Meeting will be held virtually via live internet webcast at www.cstproxy.com/aent/2025.

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the virtual Annual Meeting. Therefore, we urge you to read the enclosed proxy materials and then promptly vote via the internet or telephone or, by completing, signing and returning by mail the enclosed proxy card, even if you plan to attend the virtual Annual Meeting.

As a representative of your Board of Directors, it is my pleasure to work closely with the other members of the Board who are similarly committed to our stockholders and providing effective oversight and guidance to management. We deeply value your support.

Very truly yours,

/s/ Bruce Ogilvie
Bruce Ogilvie
Executive Chairman of the Board of Directors

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Alliance Entertainment Holding Corporation

8201 Peters Road,

Suite 1000

Plantation, Florida 33324

NOTICE OF VIRTUAL 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 6, 2025

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the virtual 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Alliance Entertainment Holding Corporation (the “Company”) will be held on Thursday, November 6, 2025, at 1:15 p.m., Eastern Time, via a live webcast, which can be accessed on the internet by visiting www.cstproxy.com/aent/2025.

To access the virtual Annual Meeting, you will need a 16-digit control number. The control number is provided on your proxy card or Notice of Internet Availability of Proxy Materials or through your broker or other nominee if you hold your shares in “street name.”

Stockholders will be able to attend, vote and submit questions virtually during the Annual Meeting.

We are holding the Annual Meeting to consider and vote on the following proposals, as more fully described in the Proxy Statement accompanying this Notice of Annual Meeting:

1	To elect Terilea Wielenga, Dmitry Kozko and Sheila Bangalore to serve as Class II directors on our Board of Directors until the 2028 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified; and
2	To transact such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof.

Our Board of Directors has established the close of business on September 10, 2025, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the virtual Annual Meeting and at any postponement or adjournment thereof. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the virtual Annual Meeting and any adjournment or postponement thereof.

The Notice of Internet Availability of Proxy Materials will be mailed to our stockholders on or about September 25, 2025. If you previously requested electronic or paper delivery of the proxy materials, you will be sent the Proxy Statement, the accompanying proxy card, and our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, which is not a part of our proxy solicitation materials, on or about September 25, 2025. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. In order to ensure the representation of a quorum at the Annual Meeting, stockholders who do not expect to attend the Annual Meeting are urged to vote as soon as possible. For information on how to vote your shares, please refer to the section of the Proxy Statement entitled “Questions and Answers Regarding the Annual Meeting” and to the instructions provided in your proxy card or Notice of Internet Availability of Proxy Materials or by your broker, bank, or other nominee.

Sincerely,

/s/ Bruce Ogilvie
Bruce Ogilvie
Executive Chairman of the Board of Directors

Plantation, Florida

September 25, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 6, 2025: The Proxy Statement, enclosed proxy card and Annual Report on Form 10-K for the fiscal year ended June 30, 2025 are available at www.cstproxy.com/aent/2025.

If you have any questions or require any assistance with respect to voting your shares, please contact Michael Serrano at AENT@redchip.com or (407) 644-4256.

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Alliance Entertainment Holding Corporation

8201 Peters Road

Suite 1000

Plantation, Florida 33324

_______________________________

PROXY STATEMENT

FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 6, 2025

_______________________________

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Alliance Entertainment Holding Corporation (referred to herein as “we,” “us,” “our,” “Alliance” and the “Company”) for use at our virtual 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, November 6, 2025, at 1:15 p.m., Eastern Time, and at any adjournment or postponement thereof. The Annual Meeting will be held via a live webcast, which can be accessed on the internet by visiting www.cstproxy.com/aent/2025, where you will be able to attend the Annual Meeting, submit questions and vote your shares electronically.

Please refer to the section of this Proxy Statement entitled “Questions and Answers Regarding the Annual Meeting” for additional information regarding how to attend the virtual Annual Meeting and vote your shares.

Only stockholders of record at the close of business on September 10, 2025 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. These proxy solicitation materials and our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “Annual Report on Form 10-K”), including audited financial statements, are available on the internet at www.cstproxy.com/aent/2025, and the Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our stockholders on or about September 25, 2025. If you previously requested electronic or paper delivery of the proxy materials, you will be sent this Proxy Statement, the accompanying proxy card, and the Annual Report on Form 10-K on or about September 25, 2025.

Meet Our Board

Qualifications of Our Board

Our Board is comprised of actively engaged individuals with diverse skills, experiences and backgrounds that contribute to the effective oversight of our Company. The Board believes these varied qualifications help to inform and better oversee decisions regarding the Company’s long-term strategic growth.

The presentation below is a high-level summary of our Board’s skills. For further information about each director, please see the section of this Proxy Statement entitled “Proposal No. 1—Nominees for Director—Information Regarding the Class II Director Nominees” below.

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Committee Structure

	Audit Committee	Compensation Committee	Nominating Committee
Bruce Ogilvie (Executive Chairman)
Jeff Walker (CEO and CFO)
W. Tom Donaldson III (Independent)		**	++
Chris Nagelson (Independent)	++	++	**
Terilea Wielenga (Independent) (Class II Nominee)	**	++	++

** Committee Chair	++ Committee Member

Leadership Structure

Our Board believes it is in our Company’s best interests that the positions of Chairman and Chief Executive Officer are separate, with Mr. Ogilvie serving as our Chairman and Jeff Walker serving as our Chief Executive Officer and Chief Financial Officer. Our Board believes separating these roles promotes effective leadership, allowing our Chief Executive Officer to focus on the management of our day-to-day business, while allowing our Chairman to focus on matters involving our Board, our overall corporate strategy and corporate governance.

Our Board does not currently have a lead independent director. The Board has determined that this structure is the most effective leadership structure for our Company at this time. The Board has determined that maintaining the independence of a majority of our directors helps maintain the Board’s independent oversight of management. All of our Board committees are comprised of independent directors. We believe the independent nature of our Board committees ensures that our Board maintains a level of independent oversight of management that is appropriate for the Company. For more details regarding our leadership structure, please see the section of this Proxy Statement entitled “Proposal No. 1—Board Leadership Structure” below.

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Questions and Answers Regarding the Annual Meeting

The following are some commonly asked questions raised by our stockholders and answers to each of those questions.

Q. Who is soliciting my vote?

A: The Board of Directors of Alliance Entertainment Holding Corporation is soliciting your proxy to be used at the Annual Meeting.

Q. Why did I receive a one-page Notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?

A: Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to mail to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the internet and receive a paper copy of the proxy materials by mail on request. Instructions on how to access the proxy materials over the internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may access proxy materials in printed form by mail or electronically on an ongoing basis. This process has allowed us to expedite our stockholders’ receipt of proxy materials, lower the costs of distribution, and reduce the environmental impact of our Annual Meeting.

Q. When and where will the Annual Meeting be held?

A: You are invited to attend the Annual Meeting on Thursday, November 6, 2025, at 1:15 p.m., Eastern Time. The Annual Meeting will be conducted entirely online via a live webcast. Our stockholders may participate in the Annual Meeting by visiting the following website: www.cstproxy.com/aent/2025. You will need a 16-digit control number to attend and participate in the live webcast of the Annual Meeting. Please refer to the questions titled “How can I vote my shares at the Annual Meeting?” and “How can I vote my shares without attending the Annual Meeting?” for information on obtaining your 16-digit control number.

An online pre-meeting forum will be available to our stockholders at www.proxyvote.com prior to the date of the Annual Meeting. By accessing this online forum, our stockholders will be able to vote, view the Annual Meeting procedures, and obtain copies of proxy materials and our Annual Report on Form 10-K.

Q. What are the proposals at the Annual Meeting?

A:	Stockholders will consider and vote by internet, mail, telephone, or virtually at the Annual Meeting, upon the following matters:

●	Proposal No. 1: To elect three Class II directors to serve on our Board until the 2028 Annual Meeting of Stockholders (the “2028 Annual Meeting”) or until their respective successors are duly elected and qualified (which we also refer to as the “Director Election Proposal”).

Stockholders may also be asked to consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q. How does the Board of Directors recommend that I vote on the proposals?

A: The Board recommends that our stockholders vote “FOR” each of the candidates in Proposal No. 1, by voting via the internet or by telephone or using the enclosed proxy card.

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Q: What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner, and how does this affect my options for voting my shares at the Annual Meeting?

A: Most of our stockholders hold their shares beneficially in “street name” through a broker, bank, or other nominee (“Beneficial Owner”) rather than directly in their own name (“Stockholder of Record”). There are some distinctions between shares held of record and shares owned beneficially, specifically:

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the Stockholder of Record with respect to those shares, and these proxy materials are being sent directly to you.

As a Stockholder of Record, you have the right to vote by proxy or to vote electronically via live webcast at the Annual Meeting. You may vote in advance via the internet or telephone or, by completing, signing and returning by mail the enclosed proxy card, as described in further detail below. Even if you plan to attend the virtual Annual Meeting, we recommend that you vote via the internet or by telephone in advance as described below so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

Beneficial Owner: If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the Beneficial Owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the Stockholder of Record with respect to those shares.

As a Beneficial Owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account, and you are also invited to attend the virtual Annual Meeting. However, because you are not the Stockholder of Record, you may not vote these shares at the virtual Annual Meeting unless you request and obtain a valid “legal proxy” or obtain a 16-digit control number from your broker, bank, or other nominee. Please refer to the voting instructions provided to you by your broker, bank, or other nominee for instructions on the voting methods they offer.

Q. How can I vote my shares at the Annual Meeting?

A: Shares held directly in your name as the Stockholder of Record may be voted by internet, mail, telephone, or at the Annual Meeting virtually by live webcast. To vote at the Annual Meeting virtually by live webcast you must visit the following website: www.cstproxy.com/aent/2025. You will need the 16-digit control number included on your proxy card or Notice. However, even if you plan to attend the Annual Meeting virtually, we recommend that you vote via the internet or by telephone in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are the Beneficial Owner of your shares, you may vote your shares at the virtual Annual Meeting only if you request and obtain a valid “legal proxy” or obtain a 16-digit control number from your broker, bank, or other nominee.

Q. How can I vote my shares without attending the Annual Meeting?

A: Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the virtual Annual Meeting. Whether you are a Stockholder of Record or a Beneficial Owner, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting.

Stockholder of Record: If you are a Stockholder of Record, you may vote by proxy using the options below.

To vote by internet, you will need the 16-digit control number included on your proxy card and Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on November 5, 2025 by visiting www.proxyvote.com and following the instructions.

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To vote by telephone, you will need the 16-digit control number included on your proxy card and Notice. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on November 5, 2025 by calling +1 (866) 894-0536 and following the instructions.

To vote by mail, complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. In order to be effective, completed proxy cards must be received by 11:59 p.m. Eastern Time on November 5, 2025.

Beneficial Owner. If you are a Beneficial Owner, please refer to the voting instructions provided to you by your broker, bank or other nominee for details on how to submit a voting instruction form.

Q. How can I submit a question at the Annual Meeting?

A: This year’s question and answer session for stockholders will include questions submitted live during the virtual Annual Meeting.

As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions may be submitted during the Annual Meeting through www.cstproxy.com/aent/2025. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

Q. What if I need technical assistance?

A. We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on November 6, 2025. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q. Can I change my vote or revoke my proxy?

A: Stockholder of Record: If you are the Stockholder of Record, you may revoke your proxy in any one of four ways:

●	You may vote again by internet or by telephone at a later time (prior to the deadline for internet or telephone voting);
●	You may submit a properly completed proxy card with a later date (prior to the deadline to vote by mail);
●	You may send a written notice that you are revoking your proxy to Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, FL 33324, Attention: Secretary; or
●	You may attend the virtual Annual Meeting and vote electronically via live webcast. However, attending the virtual Annual Meeting will not, by itself, revoke your proxy or change your vote.

Beneficial Owner: If you are a Beneficial Owner, you may revoke your proxy by following the voting instructions provided to you by your broker, bank or other nominee.

If you have any questions or need assistance voting your shares, please contact Michael Serrano at AENT@redchip.com or (407) 644-4256.

Q. Who will count the votes?

A: A representative of Continental Stock Transfer & Trust Company will count the votes and act as the inspector of election.

Q. What does it mean if I get more than one proxy card, notice or voting instruction form?

A: Stockholder of Record: If you are a Stockholder of Record with shares registered under different names, you will receive more than one set of proxy materials and more than one proxy card. Please complete, sign, date and promptly return each proxy card in the enclosed postage-paid envelope provided or vote by internet or by telephone using the 16-digit control number on each enclosed proxy card or Notice of Internet Availability of Proxy Materials to ensure that all of your shares are voted. If you would like all of your shares to be registered in the same name and under the same address, please contact our transfer agent, Continental Stock Transfer & Trust Company at (800) 509-5586.

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Beneficial Owner: If you are a Beneficial Owner with shares held in more than one account, you will receive more than one voting instruction form from your broker, bank or other nominee. Please refer to the voting instructions provided to you by your broker, bank or other nominee for details on how to submit a voting instruction form for each account in which your shares are held. If you would like all of your shares to be held in the same account and under the same address, please contact your broker, bank or other nominee.

Q. Who is entitled to vote at the Annual Meeting?

A: Only Stockholders of Record on the Record Date are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. If you are the Beneficial Owner of your shares, you may vote your shares at the virtual Annual Meeting only if you request and obtain a valid “legal proxy” or obtain a 16-digit control number from your broker, bank, or other nominee.

Q. How many shares am I entitled to vote?

A: As a Stockholder of Record, you may vote all of the shares owned by you as of the Record Date. If you are a Beneficial Owner of your shares, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account as of the Record Date.

Q. How many votes may be cast?

A: Each outstanding share of our Class A common stock and Class E common stock as of the Record Date will be entitled to one vote on all matters brought before the Annual Meeting. As of the Record Date, 50,957,370 shares of our Class A common stock were issued and outstanding and eligible to vote at the Annual Meeting, and 60,000,000 shares of our Class E Common Stock were issued and outstanding and entitled to 60,000,000 votes at the Annual Meeting. Holders of Class E Common Stock will have the right to vote such shares of Class E common stock, provided that during the escrow period they have contractually agreed to vote their shares of Class E common stock in the same manner and proportion as the Class A common stock votes.

Q. What constitutes a “quorum” at the Annual Meeting?

A. The presence at the Annual Meeting, in person (even if not voting) or by proxy, of the holders of a majority in voting power of the shares of our capital stock outstanding as of the Record Date will constitute a “quorum.” Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum. Abstentions and broker non-votes are each included for the purpose of determining whether a quorum is present.

Q. What vote is required to elect the directors?

A. The plurality of the votes properly cast at the Annual Meeting will be sufficient to pass the Director Election Proposal. Accordingly, each nominee receiving the highest number of affirmative votes will be elected. Alliance Class A common stockholders do not have cumulative voting rights in the election of directors. If you “WITHHOLD” votes for directors and Broker non-votes will have no effect on the election of the nominee.

Q: What is the effect of an abstention on a particular proposal?

A: Shares held by persons attending the virtual Annual Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present at the virtual Annual Meeting for purposes of determining the presence of a quorum but will “abstain” from voting on such proposal.

•	For the Director Election Proposal, abstentions are not counted as votes “FOR” or “AGAINST” a director nominee and will have no effect in determining the outcome of the election of directors.

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Q: What is the effect of a broker non-vote on a particular proposal?

A: A broker non-vote occurs when a bank, broker or other nominee holding shares for a Beneficial Owner has not received instructions from the Beneficial Owner regarding the voting of the shares and does not have discretionary authority to vote the shares for certain non-routine matters. Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining the presence of a quorum.

The Director Election Proposal is considered a non-routine matter. As a result, a bank, broker or other nominee may not vote on this proposal without instructions from the Beneficial Owner. As a result, there may be broker non-votes in connection with this proposal. For the Director Election Proposal, broker non-votes are not counted as votes “FOR” or “AGAINST” a director nominee and will have no effect in determining the outcome of the election of directors.

Q. How will voting on any other matters be conducted?

A: Although we do not know of any matters to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any other matters are properly presented at the Annual Meeting, your properly submitted proxy gives authority to the proxy holders, Bruce Ogilvie and Jeffrey Walker, to vote on such matters at their discretion.

Q. Who are the largest principal stockholders?

A : For information regarding holders of more than 5% of the outstanding shares of our Class A common stock and our Class E common stock, see the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management”.

Q. Who will bear the cost of this solicitation?

A: We will bear the entire cost of this solicitation. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in sending proxies and proxy solicitation materials to our stockholders. Proxies may also be solicited in person, by telephone, by email or by facsimile by our directors or officers without additional compensation.

Q. Where can I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

Q. Who can answer my questions?

A: Your vote at this year’s Annual Meeting is important, no matter how many or how few shares you own. Please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope promptly or vote by internet or telephone as set forth above. If you have any questions, require assistance in submitting a proxy for your shares, or would like to request a copy of the proxy materials, please contact Michael Serrano at AENT@redchip.com or (407) 644-4256.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may relate to our future financial performance, business operations, and executive compensation decisions, or other future events. You can identify forward-looking statements by the use of words such as “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements include the assumptions underlying or relating to such statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.

The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K, as well as in other filings we make with the SEC from time to time. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could materially differ from those expressed or implied in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made.

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MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1:

TO ELECT THREE CLASS II DIRECTORS TO SERVE ON OUR BOARD OF DIRECTORS UNTIL THE 2028 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED

General

Our Bylaws provide that the number of directors shall be set by the Board. The Board has increased the number of directors from six to seven, consisting of two Class I directors, three Class II directors and two Class III directors. The only current Class II director is Terilea Wielenga and she is standing for re-election at this Annual Meeting. Thomas Finke was formerly a Class II director and resigned from his position as director effective May 1, 2025. Dmitry Kozko and Sheila Bangalore are standing for election to fill the vacancies created by Mr. Finke’s resignation and the increase in the number of directors on the Board. If elected, the Class II directors’ terms will expire at the 2028 annual meeting. The Class III directors are Bruce Ogilvie and Jeffrey Walker and their terms expire at the 2026 annual meeting. The Class I directors are W. Tom Donaldson III and Chris Nagelson and their terms expire at the 2027 annual meeting.

The Board, on the recommendation of our nominating committee, has nominated Terilea Wielenga for reelection and Dmitry Kozko and Sheila Bangalore for election at the Annual Meeting to serve as Class II directors for a term of office expiring at the 2028 Annual Meeting.

Mr. Kozko and Ms. Bangalore have agreed to serve, and Ms. Wielenga has agreed to continue serving, on the Board if elected. Management has no reason to believe that any of them will be unavailable for service.

Required Vote; Recommendation of Alliance Board of Directors

The Class II directors will be elected by a plurality of the votes of the Class A Common Stock and the Class E Common Stock cast at the Annual Meeting, voting together as a class, in person or by proxy for each nominee and entitled to vote on the election of directors at the 2025 Annual Meeting. Accordingly, each nominee receiving the highest number of affirmative votes will be elected. Alliance Class A common stockholders do not have cumulative voting rights in the election of directors. “WITHHOLD” votes and broker non-votes will have no effect on the election of the nominee.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards “FOR” the election of Terilea Wielenga, Dmitry Kozko and Sheila Bangalore.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE THREE CLASS II DIRECTOR NOMINEES NAMED HEREIN.

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Nominees for Director

The following table sets forth information as to the persons recommended by our nominating committee, and nominated by our Board, to be elected as Class II directors.

Name	Age	Director Since	Positions with the Company
Terilea Wielenga*+#	66	2023	Independent Director
Dmitry Kozko	41	N/A	None
Sheila Bangalore	47	N/A	None

____________________

*	Member of the Audit Committee
+	Member of the Compensation Committee
#	Member of the Nominating Committee

Class II directors are to be elected at the 2025 Annual Meeting. Biographical information regarding the nominees for election as a Class II director and each other person whose term of office as a director will continue after the Annual Meeting is set forth below.

Information Regarding the Class II Director Nominees

Terilea J. Wielenga.  Ms. Wielenga has served as a director of Alliance since the closing of the business combination in February 2023. Ms. Wielenga is a senior global finance executive, board director, and advisor with more than 30 years of experience at complex, highly regulated Fortune 500 companies and a Big Four accounting firm. Ms. Wielenga is retired from Gilead Sciences (Nasdaq: GILD) where she served as Vice President, Head of Global Tax Policy and Strategy and also served as board director, secretary and treasurer for The Gilead Foundation. Ms. Wielenga currently serves as audit committee chair for the Arc Research Institute. Ms. Wielenga managed rapid global growth as the Senior Vice President of Tax for Allergan (NYSE: AGN). Ms. Wielenga also previously served as board director and chief financial officer of the Allergan Foundation and served as a board director for multiple Allergan subsidiaries in Ireland, Japan, and Bermuda.

In addition to her experience as a senior finance executive with public companies, Ms. Wielenga has advised a variety of pharmaceutical start-ups, pre-IPO ventures, and privately held companies. Ms. Wielenga is recognized as a global tax specialist and has taught advanced accounting and business taxation for MBA programs at Chapman University and Loyola Marymount University. Ms. Wielenga is a Certified Public Accountant. Ms. Wielenga earned her M.S. in Taxation from Golden Gate University in San Francisco and her B.A. in Business Economics from the University of California, Santa Barbara.

We believe Ms. Wielenga is qualified to serve as a member of Alliance’s board of directors based on her experience as a senior global finance executive and her governance experience with public, private, and non-profit boards of directors.

Dmitry Kozko. Mr. Kozko has over two decades of executive and entrepreneurial leadership, including serving as Chief Executive Officer, Chairman, and Chief Operating Officer across several technology, media, and consumer companies. Mr. Kozko has served as Chief Executive Officer of MyEV LLC, an AI-driven electric vehicle marketplace and dealer, since June 2024. From April 2023 through March 2024, Mr. Kozko served as interim chief executive officer for duPont REGISTRY Publishing, Inc., a luxury car marketplace. From January 2020 through March 2023, Mr. Kozko served as founder, Chief Executive Officer and director for Motorsport Games Inc. (Nasdaq: MSGM), a game developer and publisher of official racing series games. Mr. Kozko’s prior board service includes directorships at Motorsport Games Inc. from January 2020 to September 2023, duPont REGISTRY Publishing, Inc. from March 2023 to August 2025, and IC Realtime, Inc. from May 2014 to September 2022. Mr. Kozko also previously served as a co-founder and executive officer of Net Element, Inc., which completed a reverse merger with a Nasdaq-listed special purpose acquisition company in 2012.

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We believe Mr. Kozko is qualified to serve as a member of Alliance’s board of directors based on his experience as a public company executive in the technology, media and consumer industries, his capital markets experience and his governance experience serving on public and private boards of directors.

Sheila Bangalore. Ms. Bangalore is an accomplished board director and strategic advisor with over 20 years of experience in legal, financial, and corporate governance roles across both public and private companies. She currently serves as Chief Executive Officer of SB Holdings, LLC, Sheila Bangalore, LLC, and Artemis Endeavors, LLC—advisory firms she founded. Through these entities, Ms. Bangalore provides strategic guidance in mergers and acquisitions, fundraising, compliance, and governance to high-growth companies across diverse sectors, including gaming, healthcare, industrials, and critical minerals. Ms. Bangalore also serves as a Venture Partner at SpringTide Ventures, a role she has held since February 2022, where she sources and supports portfolio investments and acts as a board observer for the digital health company, Paloma Health. Previously, from April 2020 to July 2021, Ms. Bangalore held the roles of Chief Strategy Officer, General Counsel, and Corporate Secretary at MP Materials Corp. (NYSE: MP), a leading rare-earth materials company. Her earlier career includes senior legal and business positions at global technology companies, such as Aristocrat Technologies, Zappos, Inc., and Bally Technologies.

Ms. Bangalore currently serves as an independent director for StoneAge Holdings, Inc. (since August 2024) and as an advisory board member for Games Global Ltd. (since October 2022). She holds a B.A. in English Literature from Tufts University, a J.D. from Washington University School of Law, and an M.B.A. in Finance from The Wharton School at the University of Pennsylvania. Additionally, she is an active member of the Nasdaq Center for Board Excellence Insights Council and serves on the executive advisory boards for Wharton Alumni for Boards and the National Association for Corporate Directors, Nashville chapter.

We believe Ms. Bangalore is qualified to serve as a member of Alliance’s board of directors based on her public-company C-suite experience, legal, financial and compliance expertise, and strategic leadership across multiple industries.

INFORMATION REGARDING OUR CONTINUING DIRECTORS

The directors who are serving terms that end following the 2025 Annual Meeting and their ages, positions at our Company, the year in which each first became a director and the expiration of their respective terms on our Board of Directors are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Directors	Age	Position Held	Director Since	Expiration of Term
Class I
W. Tom Donaldson III	48	Director	2023	2027
Chris Nagelson	58	Director	2023	2027

Class III
Bruce Ogilvie	67	Executive Chairman and Director	2023	2026
Jeffrey Walker	58	Chief Executive Officer and Director	2023	2026

W. Tom Donaldson III.   Tom Donaldson has served as a director of Alliance since February 2023. Prior to that time, Mr. Donaldson served as a member of Adara Acquisition Corp.’s Board of Directors from August 2020 and as the chair of its audit committee until the closing of the business combination with Legacy Alliance in February 2023.

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Mr. Donaldson founded and has served as the Managing Partner of Blystone & Donaldson since October 2018, a Charlotte, NC-based investment firm that focuses on middle-market companies. From January 2016 to December 2018, Mr. Donaldson served as an executive at Investors Management Corporation where he focused on investment decisions, managing risk and developing relationships with companies of interest. From around September 2013 to December 2015, he served as a Partner of Morehead Capital Management, LLC before it was merged into Investors Management Corporation in January 2016. From around June 2003 to August 2013, he practiced law as an associate and then a Partner at McGuireWoods LLP where he represented private funds and their portfolio companies in corporate governance, structuring and financing transactions and operating businesses in a wide variety of industries. Mr. Donaldson received his Master of Business Administration degree and Juris Doctor degree from Villanova University. He earned his undergraduate degree in Political Science from North Carolina State University. We believe Mr. Donaldson is qualified to serve on our board of directors based on his breath and depth of experience in varied investment, financing and legal roles.

We believe Mr. Donaldson is qualified to serve as a member of Alliance’s board of directors based on his experience as managing investment firms, his role on public and private boards of directors as well as his experience in investing in operating companies.

Chris Nagelson. Chris Nagelson has served as a director of Alliance since February 2023. From February 2005 until August 2022, Mr. Nagelson was the Vice President, DMM for Walmart, Inc. in Bentonville, AR. During that period, he was responsible for providing the strategic direction for the department that delivered market share growth as well as supported the overall corporate strategy. Mr. Nagelson also identified and established key performance indicators to improve team efficiencies and sales strategies and led a broad, cross-functional team in strategic executive-level planning. From June 1997 to February 2005, Mr. Nagelson was the Divisional Merchandise Manager for American Eagle Outfitters, Inc., based in Pittsburgh, PA.

Mr. Nagelson received a Bachelor of Arts degree from the University of Arkansas, where he majored in advertising and public relations.

We believe Mr. Nagelson is qualified to serve as a member of Alliance’s board of directors based on his extensive experience as a senior executive at a global merchandise and sales corporation.

Bruce Ogilvie.  Bruce Ogilvie has been Alliance’s Executive Chairman since February 2023 and has been Executive Chairman of Legacy Alliance since 2013. Prior to assuming his current role, in 1996, Mr. Ogilvie was selected by a bank group to turn around the 600-store chain, Wherehouse Records. Under Mr. Ogilvie’s leadership Wherehouse emerged from bankruptcy within nine months and was sold to Cerberus Capital. Following his success with Wherehouse Records, Mr. Ogilvie bought a one-third interest in Super D in 2001 and assumed the role as CEO, joining with founders Jeff Walker and David Hurwitz. Bruce became the Chairman in 2013 after the merger of Super D and Alliance. Mr. Ogilvie has spent his entire career in the entertainment distribution industry starting with the founding of Abbey Road Distributors in 1980. Over the next 14 years, Mr. Ogilvie led Abbey Road’s growth to over $94 million in sales and successfully sold the business in 1994. In 1995, Mr. Ogilvie was awarded E&Y’s Distribution Entrepreneur of the Year Award for his work with Abbey Road.

We believe Mr. Ogilvie is qualified to serve as a member of Alliance’s board of directors based on his experience as Chairman of Legacy Alliance, his experience in our industry.

Jeffrey Walker.  Jeffrey Walker has been Alliance’s Chief Executive Officer since February 2023, was Alliance’s Chief Financial Officer from February 2023 until July 2025 and was Legacy Alliance’s Chief Executive Officer since 2013. Mr. Walker has also been a director of Alliance since February 2023 and a director of Legacy Alliance since 2013. In 1990, Mr. Walker co-founded the CD Listening Bar, Inc., a retail music store. A few years later, Mr. Walker started wholesaling CDs from the back of the store, beginning the journey to create Super D, a music wholesaler founded in 1995. In 2001, Jeff and co-founder David Hurwitz sold a third of Super D to Bruce Ogilvie. Over the next decade, Mr. Ogilvie and Mr. Walker continued to grow Super D’s presence in the music wholesaling space, with the acquisition of Alliance in 2013. In 2015, Mr. Walker was awarded E&Y’s Distribution Entrepreneur of the Year award in Orange County. Mr. Walker received a bachelor’s degree in economics from University of California — Irvine.

We believe Mr. Walker is qualified to serve as a member of Alliance’s board of directors based on his experience as Chief Executive Officer of Legacy Alliance, his experience in the industry.

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Director Independence

An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Donaldson and Nagelson and Ms. Wielenga are, and, if elected, Mr. Kozko and Ms. Bangalore would be, “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating committee. Subject to phase-in rules and a limited exception, the Nasdaq listing rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require that the audit committee of a listed company be comprised solely of independent directors, and the Nasdaq listing rules require that the compensation committee of a listed company be comprised solely of independent directors. Each of the audit committee, the compensation committee and the nominating committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemptions under Rules 5605(c)(2)(B), 5605(d)(2)(B) and 5605(e)(3) of the Nasdaq listing rules.

Audit Committee

Ms. Wielenga and Messrs. Nagelson serve as members of our audit committee, and Ms. Wielenga chairs the audit committee. The Board expects to appoint Ms. Bangalore to the Audit Committee if she is elected as a director at the Annual Meeting. Under the Nasdaq listing standards and applicable SEC rules, the audit committee must have at least three members, all of whom must be independent, except that the audit committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(c)(2)(B) of the Nasdaq listing rules. We expect to appoint a third member to the Audit Committee at or prior to our annual stockholder meeting. Each member of the audit committee meets the independent director standard under the Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

The Audit Committee held four meetings during the fiscal year ended June 30, 2025.

Each member of the audit committee is financially literate, and our board of directors has determined that Ms. Wielenga qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	Reviewing the independence of the independent auditors, including (i) obtaining on a periodic basis a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, (ii) maintaining an active dialogue with the independent auditors, covering any disclosed relationship or services that may impair their objectivity and independence, (iii) presenting this statement to the Board and (iv) to the extent there are any such relationships, monitoring and investigating them and, if necessary, taking, or recommending to the Board that the Board take, appropriate action to maintain the independence of the independent auditors;

•	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or (iii) by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the audit firm and any steps taken to deal with such issues;

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•	Reviewing the adequacy and effectiveness of internal control policies and procedures, including the responsibilities, budget and staffing of the Company’s internal audit and control function, as well as establishing special audit procedures in response to any material control deficiencies, through inquiry and discussions with the Company’s independent auditors and management;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction address any conflicts of interest;

•	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;

•	periodically review risk management policies; and

•	review, approve and monitor code of ethics for senior officers.

Compensation Committee

Messrs. Donaldson and Nagelson and Ms. Wielenga serve as members of our compensation committee. Mr. Donaldson chairs our compensation committee. The Board expects to appoint Mr. Kozko to the Compensation Committee if he is elected as a director at the Annual Meeting. Under the Nasdaq listing standards and applicable SEC rules, the compensation committee must have at least two members, all of whom must be independent, except that the compensation committee may, if it is comprised of at least three members, have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(d)(2)(B) of the Nasdaq listing rules.

The Compensation Committee held four meetings during the fiscal year ended June 30, 2025.

We have adopted a compensation committee charter, which detail the principal functions of the compensation committee, including:

•	Oversee and review the Company’s executive compensation plans and policies;

•	Ensure that the Company’s executive compensation programs are designed to enable it to recruit, retain and motivate a large group of talented and diverse executives;

•	Ensure that the Company’s executive compensation programs are appropriately competitive, support organization objectives and stockholder interests, and ensure executive compensation is adequately designed to align the interests of executive officers with the long-term performance of the Company;

•	Review and report to the Board for its consideration any cash incentive compensation plans, option plans or other equity based plans that provide for payment in the Company’s stock or are based on the value of the Company’s stock, subject to any approvals required by the stockholders of the Company;

•	Oversee all employee benefit plans and programs of the Company, its subsidiaries and divisions, including the authority to adopt, amend and terminate such plans and programs (unless approval by the Board or stockholders is required by law);

•	Implement and administer the Company’s compensation equity-based remuneration plans;

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•	Review and approve on an annual basis the corporate goals and objectives relevant to Chairman, President and CEO’s compensation; evaluate the Chairman, President and CEO’s performance in light of those goals and objectives; and determine and approve the Chairman, President and CEO’s compensation level (if any) based on this evaluation;

•	Review and approve on an annual basis the compensation, if any is paid by us, of all of our other officers;

•	Review and approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s officers and employees. Evaluate and recommend for Board approval any mandatory stock ownership guidelines;

•	Review and evaluate the compensation paid to directors and make recommendations to the Board for any adjustments;

•	Assist management in complying with our proxy statement and annual report disclosure requirements; and

•	Annually assess and report to the Board on the performance and effectiveness of the Committee.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the SEC and Nasdaq.

Nominating Committee

Messrs. Donaldson and Nagelson and Ms. Wielenga serve as members of the nominating committee, and Mr. Nagelson serves as chair of the nominating committee. Under the Nasdaq listing standards, all of the directors on the nominating committee must be independent, except that the nominating committee may, if it is comprised of at least three members, have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(e)(3) of the Nasdaq listing rules.

The nominating committee held four meetings during the fiscal year ended June 30, 2025.

The Nominating Committee Charter, which details the purpose and responsibilities of the nominating committee, includes:

•	identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors;

•	developing and recommending to the board of directors corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors will consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

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Code of Ethics

We have adopted a Code of Ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Ethics is designed to promote honest and ethical conduct, full and fair disclosure in reports and documents filed with the SEC, and compliance with applicable laws and regulations. The Code of Ethics was adopted on March 15, 2023.

The Code of Ethics is posted on our website at https://ir.aent.com.

Any amendments to, or waivers from, certain provisions of the Code of Ethics applicable to our principal executive officer, principal financial officer, or principal accounting officer require approval by the Board of Directors or the Audit Committee. We intend to disclose such amendments or waivers promptly in a Current Report on Form 8-K.

No waivers were granted during the fiscal year ended June 30, 2025.

Board Leadership Structure

Our Bylaws provide the Board with flexibility to combine or separate the positions of Chairman and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our Company. Our Board believes it is in our Company’s best interests that the positions of Chairman and Chief Executive Officer are separate, with Mr. Ogilvie serving as our Chairman and Jeff Walker serving as our Chief Executive Officer and Chief Financial Officer. Our Board believes separating these roles promotes effective leadership, allowing our Chief Executive Officer to focus on the management of our day-to-day business, while allowing our Chairman to focus on matters involving our Board, our overall corporate strategy, mergers and acquisitions and corporate governance.

Our Board does not currently have a lead independent director. The Board has determined that this structure is the most effective leadership structure for our Company at this time. The Board has determined that maintaining the independence of a majority of our directors helps maintain the Board’s independent oversight of management. We believe the independent nature of our Board committees ensures that our Board maintains a level of independent oversight of management that is appropriate for the Company.

Our audit, compensation and nominating committees, which oversee critical matters such as our accounting principles, financial reporting practices and system of disclosure controls and internal controls over financial reporting, our executive compensation program and the selection and evaluation of our directors and director nominees, each consist entirely of independent directors.

Risk Oversight

Our Board is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company, and responsibility for managing risk currently rests with executive management while the board participates in the oversight of the process. The oversight responsibility of our Board is enabled by management reporting processes designed to provide visibility to the Board about the identification, assessment, and management of critical risks. Those areas of focus include strategic, operational, financial and reporting, compliance and other risks. Our audit committee enhances the Board’s oversight of risk management and discusses with management, the independent auditors and the internal auditor policies with respect to risk assessment and risk management, including significant operating and financial risk exposures and the steps management has taken to monitor, control and report such exposures. Further, our compensation committee enhances the Board’s oversight of risk management by considering the impact of the Company’s compensation policies and plans, and the incentives created by the Company’s compensation policies and plans, on the Company’s risk profile.

Board Meetings and Committees

The Board held a total of five meetings and committees of the Board held a total of twelve meetings during the fiscal year ended June 30, 2025. During that period, no incumbent director attended fewer than 75% of the sum of the total number of meetings of the Board and meetings of all committees of the Board on which that director served and, in each case, were held during the period that the director served. The Board has an Audit Committee, a Compensation Committee, and a Nominating Committee. Charters for the Audit Committee, the Compensation Committee and the Nominating Committee may be viewed on our website at https://ir.aent.com/corporate-governance.

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Director Qualification Standards

There are no specific minimum qualifications that the nominating committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The nominating committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board.

We are continuously working to cultivate an inclusive working environment and believe the diversity of our Board promotes innovation and vigorous deliberation as mentioned above.

The nominating committee will consider candidates for director recommended by any stockholder provided that such recommendation is properly submitted. The nominating committee has the following policy with regard to the consideration of any director candidates recommended by a stockholder:

•	A stockholder wishing to nominate a candidate for election to the Board at the next annual meeting is required to give written notice addressed to the Corporate Secretary in the manner described under “Stockholder Proposals for the 2026 Annual Meeting” and in accordance with our Bylaws, in order to be considered for nomination at the next annual meeting.

•	The notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under the Nasdaq Stock Market’s Listing Qualifications or, alternatively, a statement that the recommended candidate would not be so barred. A nomination which does not comply with the above requirements will not be considered.

Further, the following information must be provided to the Company with the written nomination:

•	as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owners, (3) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business or nomination, and (4) a representation whether the stockholder or beneficial owner, if any, intends to or is part of group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

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The nominating committee considers director candidates that are suggested by members of the nominating, committee and the full Board, as well as management and stockholders. The nominating committee may, in the future, also retain a third-party executive search firm to identify candidates on terms and conditions acceptable to the nominating committee, in its sole discretion. The process by the nominating committee for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm), compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing and presenting to the full Board an analysis with regard to particular recommended candidates. The nominating committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long-term interest of our stockholders and contribute to our overall corporate goals.

Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating committee will consider the director’s past attendance at, and participation in, meetings of the Board and its committees and the director’s formal and informal contributions to the various activities conducted by the Board and the Board committees of which such individual is a member.

Contractual Rights of Class E common stockholders

There are 60,000,000 shares of Class A common stock reserved for issuance upon automatic conversion of contingent Class E common stock in three equal tranches when the price of the Class A common stock reaches $20, $30, and $50 per share, and under a variety of conditions within five, seven and ten years from the date of the business combination. Our Class E common stock is currently held in escrow, and the shares retain the right to vote. Under the Contingent Consideration Escrow Agreement dated February 10, 2023, each stockholder owning shares of Class E common stock has all rights with respect to the shares attributable to ownership of such Class E common stock, except (1) the right of possession thereof, (2) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such shares or any interest therein, and (3) the right to be paid dividends with respect to such shares (other than non-taxable stock dividends, which shall remain in and become part of the shares). The stockholders will have the right to vote such shares of Class E common stock; however, during the escrow period the holders of the Class E common stock have contractually agreed to vote their shares of Class E common stock in the same manner and proportion as the Class A common stock votes.

Codes of Conduct

The Code of Conduct and Ethics may be viewed on our website at https://ir.aent.com/corporate-governance/governance-documents. The Code of Conduct and Ethics applies to all directors, officers, employees and independent contractors to conduct business with professional courtesy and integrity and act honestly, fairly and in good faith without prejudice in all commercial dealings, among other things. to for Employees and Directors applies to all of our officers, directors and employees. Any waiver of the Code of Conduct and Ethics for executive officers or directors may be made only by the Board and must be promptly disclosed to stockholders along with the reasons for such waiver in the manner required by applicable law. Any waiver of the Code of Conduct and Ethics for the Chief Executive Officer, Chief Financial Officer or other Senior Financial Officers may be made only by the Board and must be promptly disclosed to stockholders in the manner required by applicable law.

Insider Trading Policy

We have adopted an insider trading policy (the “Trading Policy”) that is designed to promote compliance with federal securities laws, rules, and regulations, as well as the rules and regulations of the Nasdaq Stock Market. The Trading Policy provides Alliance’s standards on trading and causing the trading of our securities or securities of other publicly traded companies while in possession of confidential information. It prohibits trading in certain circumstances and applies to all of our directors, officers, and employees, as well as independent contractors or consultants who have access to material nonpublic information of Alliance. Additionally, our Trading Policy imposes special additional trading restrictions applicable to all of our directors and executive officers. The Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K, and the full text of the Trading Policy is available on our website at www.aent.com. In addition, with respect to the Company’s trading in its own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

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Stockholder Communications with Directors

Stockholders wishing to communicate with the Board or with a particular member or committee of the Board should address communications to our Corporate Secretary, Robert Black, who will act as Secretary of the 2025 Annual Meeting and as agent for the Chairman in facilitating such direct communications to the Board.

Stockholder Engagement

We maintain an open and interactive dialogue with our stockholders. Our relationship with our stockholders, as the owners of our Company, is an important part of our success and our management team believes that active stockholder engagement is an important source of strategic and investment insight. Our stockholders’ views are shared with our Board, and incorporated in discussions of our strategy, operational performance, financial results, corporate governance, compensation programs, and related matters.

Our management team is primarily responsible for investor relations. Direct and open stockholder engagement drives increased corporate accountability, improves decision making, and ultimately creates long-term value. Our management team provides regular updates to our Board regarding stockholder feedback.

Board Member Attendance at Annual Stockholder Meetings

Although we do not have a formal policy regarding director attendance at annual stockholder meetings, directors are expected to attend these meetings absent extenuating circumstances. We anticipate that all our directors will be in attendance at the Annual Meeting.

INFORMATION REGARDING OUR OTHER EXECUTIVE OFFICERS

Our other current executive officers are as follows:

Name	Age	Position
Warwick Goldby	49	Chief Operating Officer
Amanda Gnecco	46	Chief Financial Officer
Robert Black	65	Chief Compliance Officer

Ms. Gnecco was appointed Chief Financial Officer effective July 21, 2025, succeeding Jeffrey Walker in that role.

Warwick Goldby. Warwick Goldby joined Alliance in November 2016 and previously served as Senior Vice President of Distribution Operations until his promotion to Chief Operations Officer in May 2024. Prior to serving as Senior Vice President of Distribution Operations, Mr. Goldby has held several positions with increasing responsibilities in the operations department at Alliance. Mr. Goldby graduated from the University of Natal, South Africa, with a bachelor’s degree in Commerce.

Amanda Gnecco, CPA. Amanda Gnecco joined Alliance in August 2018 and previously served as Senior Vice President, Accounting and Finance until May 2024 and as Chief Accounting Officer from May 2024 until her promotion to Chief Financial Officer in July 2025. As Senior Vice President, Accounting and Finance, Ms. Gnecco, together with Mr. Black, has been responsible for overseeing Alliance’s financial operations and financial and SEC reporting. Ms. Gnecco received a Master of Science in Accounting from the Keller Graduate School of Management and a B.S. in Accounting from Midwestern State University.

Robert Black. Robert Black joined Alliance in September 2019 and previously served as Senior Vice President, Accounting and Finance until his promotion to Chief Compliance Officer in May 2024. As Senior Vice President, Accounting and Finance, Mr. Black, together with Ms. Gnecco, has been responsible for overseeing Alliance’s financial operations and financial and SEC reporting. Prior to joining Alliance, Mr. Black served as Senior Finance Manager at Amazon.com, Inc. from March 2017 through August 2019. Mr. Black earned an M.B.A. from the University of Notre Dame Mendoza College of Business and a B.S. at Ferris State University in Industrial Relations and Machine Tool Technology.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee, which it re-evaluates annually. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended June 30, 2025 (the “2025 Annual Report on Form 10-K”) with our management and our independent registered public accounting firm for such year, Grassi & Co., CPAs, P.C. (“Grassi”). Our management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee (1) discussed with Grassi the matters required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; (2) received the written disclosures and the letter from Grassi required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence; and (3) discussed with Grassi its independence.

During 2025, management evaluated our system of internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of our internal control over financial reporting. The Audit Committee also reviewed the report of management contained in our 2025 Annual Report on Form 10-K, as well as the Report of Independent Registered Public Accounting Firm and the Consolidated Financial Statements (included in the 2025 Annual Report on Form 10-K). These reports related to its audit of the consolidated financial statements. The Audit Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluations in 2025.

It should be noted that the members of our Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our auditors are in fact independent.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, for filing with the SEC.

Members of the Audit Committee:

Terilea Wielenga (Chairman)

Chris Nagelson

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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AUDIT FEES AND ALL OTHER FEES

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees including expenses billed to us for the years ended June 30, 2025 and 2024 by Grassi and BDO USA, P.C. (“BDO”).

Fee Type	Year Ended June 30, 2025	Year Ended June 30, 2024
Audit Fees (Grassi)	$327,500	$—
Professional Audit-related services (Grassi)	$46,500	$—
Audit Fees (BDO)	$205,800	$389,200
Total Audit Fees	$579,800	$389,200

Audit Committee Pre-Approval Policy

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, including the fees and terms of such services. These procedures include reviewing detailed back-up documentation for audit and permitted non-audit services. The documentation includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time that the budget is submitted. Audit Committee approval is required to exceed the pre-approved amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in those pre-approved amounts. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the rules on auditor independence promulgated by the SEC and the PCAOB. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, based on such reasons as the auditor’s familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance our ability to manage or control risks and improve audit quality. The Audit Committee may form and delegate pre-approval authority to subcommittees consisting of one or more members of the Audit Committee, and such subcommittees must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services provided by the independent registered public accounting firm were pre-approved by the Audit Committee.

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OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A common stock as of the Record Date, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock;

●	each of our directors and director nominees;

●	each of our executive officers; and

●	all our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership percentages set forth in the table below are based on 50,957,370 shares of Class A common stock issued and outstanding as of the Record Date.

	Number of Shares of Class A Common Stock	Percentage of Outstanding Class
Name of Beneficial Owner(1)	Beneficially Owned	A Common Stock
Bruce Ogilvie (2)(3)	15,339,097	30.1%
Jeffrey Walker(2)	23,186,238	45.3%
W. Tom Donaldson III(4)	2,569,362	4.9%
Terilea J. Wielenga	13,000	—
Chris Nagelson	5,000	—
Amanda Gnecco	7,500	—
Robert Black	20,000	—
Warwick Goldby	14,000	—
Directors and executive officers as a group (8 individuals)	41,144,197	77.6%
Dmitry Kozko	—	—
Sheila Bangalore	—	—
Ogilvie Legacy Trust dated September 14, 2021(5)	8,554,025	16.8%

(1)	Unless otherwise indicated, the business address of Alliance’s directors and executive officers is c/o Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, Florida 33324.

(2)	Excludes Class E common stock.

(3)	The shares are beneficially owned by the Bruce Ogilvie, Jr. Trust dated January 20, 1994, having Mr. Bruce Ogilvie, Jr. as trustee, Mr. Ogilvie disclaims individual ownership of such shares except for his individual pecuniary interest in such trusts.

(4)	Includes (i) 40,000 shares held directly, (ii) 2,468,362 shares, including 1,837,335 shares issuable upon exercise of private warrants, held directly by B&D Series 2020, LLC, of which Mr. Donaldson is the manager and (iii) 83,300 shares held by Blystone & Donaldson, LLC, of which Mr. Donaldson is the manager. Mr. Donaldson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)	Mr. Ogilvie’s two adult children are trustees of the Ogilvie Legacy Trust dated September 14, 2021. Mr. Ogilvie disclaims beneficial ownership of the shares held by such trust.

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EXECUTIVE COMPENSATION

For the fiscal year ended June 30, 2025, Alliance’s named executive officers were Bruce Ogilvie, Executive Chairman, Jeffrey Walker, Chief Executive Officer and Chief Financial Officer, and Robert Black, Chief Compliance Officer.

This section provides an overview of Alliance’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

2025 and 2024 Summary Compensation Table

The following table shows information regarding the compensation of Alliance’s named executive officers for services performed during the fiscal years ended June 30, 2025 and 2024.

Name and Position	Fiscal Year	Salary	Bonus	Stock Awards	All Other Compensation	Total Compensation
Bruce Ogilvie(1)	2025	$640,000	$640,000	—	$35,628	$1,315,628
Executive Chairman	2024	$640,000	$640,000	—	$35,859	$1,315,859
Jeffrey Walker(2)	2025	$640,000	$640,000	—	$35,216	$1,315,216
Chief Executive Offer/Chief Financial Officer	2024	$640,000	$640,000	—	$39,194	$1,319,194
Robert Black(3)	2025	$220,000	$31,992	—	$11,622	$263,614
Chief Compliance Officer	2024	—	—	—

(1)	Included in all other compensation expenses is $19,219 and $22,912 for car and phone allowance in FY25 and FY24. Also included is $16,408 in 401K and health benefits in FY25 and $16,151 in FY24.

(2)	Included in all other compensation expenses is $20,467 for car and phone allowance in FY25 and $19,500 in FY24. Also included is $16,749 in 401K and health benefits in FY25 and $16,151 in FY24. Served as our Chief Financial Officer until July 21, 2025.

(3)	Included in all other compensation expenses is $11,622 for 401K and health benefits in FY25.
None of the named executive officers had any outstanding equity awards at June 30, 2024.

Outstanding Equity Awards at Fiscal Year-End

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Warwick Goldby	-	-	-	-	-	2,000	4,660	-	-
Amanda Gnecco	-	-	-	-	-	8,500	19,805	-	-
Robert Black	-	-	-	-	-	6,000	13,980	-	-

Employment Agreements for Named Executive Officers

Overview; Salaries and Bonuses

On February 10, 2023, Messrs. Ogilvie and Walker entered into employment agreements for initial three-year terms, which will automatically renew thereafter for successive one-year terms.

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The three Named Executive Officers are entitled to base salary and a target bonus of a certain percentage of their base salary as follows:

		Target
Name	Base Salary ($)	Bonus Percentage(%)
Bruce Ogilvie	800,000	100
Jeffrey Walker	800,000	100
Robert Black	220,000	20

Equity Incentive Plan Awards

In addition to the salaries and bonus targets set forth above, each of the three Named Executive Officers are eligible to participate in and receive awards under the 2023 Plan.

Benefits

Each of the three Named Executive Officers also has the right to receive or participate in all employee benefit programs and perquisites generally established by the Company from time to time for employees similarly situated to the Named Executive Officer, subject to the general eligibility requirements and other terms of such programs and perquisites, and subject to the Company’s right to amend, terminate or take other similar action with respect to any such programs and perquisites. Each of Mr. Ogilvie and Mr. Walker also receives approximately $2,000 per month for an automobile lease and is entitled to first class air travel where available.

Termination; Severance Benefits

Pursuant to Mr. Ogilvie’s and Mr. Walker’s employment agreements, in the event of a termination of such Named Executive Officer’s employment for any reason, the executive would generally be entitled to receive earned but unpaid salary, accrued but unpaid annual bonus, any owed accrued expenses, as well as amounts payable under any benefit plans, programs or arrangements that such Named Executive Officer participates in or benefits therefrom. In the event that a Named Executive Officer’s employment is terminated due to his death, in addition to the foregoing, he would be entitled to a pro-rated portion of his annual bonus, as determined by the Board.

In the event that such Named Executive Officer’s employment is terminated either without “cause” (as defined in the applicable employment agreement) or by the Named Executive Officer for “good reason” (as defined in the applicable employment agreement), subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, such Named Executive Officer would be entitled to payment of an amount (i) equal to the executive’s base salary immediately prior to the termination date (or, if for “good reason” was attributable to the Company’s failure to pay the minimum amount of Base Salary provided herein, such minimum amount) for the period of time from the day after the Termination Date through the last day of the employment term or for a period of twelve (12) months, whichever is greater (the “Severance Period”); (ii) in addition to payment of any unpaid bonuses from a prior fiscal year, a pro-rata portion of the bonus based on the amount of days executive worked for the fiscal year in which the termination occurs, and (iii) payment for such Named Executive Officer’s insurance premiums incurred for participation in COBRA coverage pursuant group health plan through the earliest to occur of (A) the last day of the Severance Period, (B) the date the executive ceases to be eligible for COBRA or (C) such time as Executive is eligible for group health insurance benefits from another employer.

Provision of the severance benefits is conditioned on (i) the Named Executive Officer’s continued compliance in all material respects with executive’s continuing obligations to the Company, including, without limitation, the terms of the employment agreement that survive termination of executive’s employment with the Company, and (ii) the Named Executive Officer’s signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form of that provided to Executive by the Company on or about the termination date. The Named Executive Officer must so execute the separation agreement within 60 days following the termination date.

In the event of a termination of Mr. Black’s employment by the Company for any reason, pursuant to the Company’s general severance policy, Mr. Black would be entitled to payment of an amount equal to one week of base salary per year of service up to six weeks at the maximum.

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2025 Director Compensation

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
	($)	($)	($)	($)		($)	($)
Teri Wielenga	50,000	-	-				50,000
Chris Nagelson	50,000	-	-	-	-	-	50,000

Alliance has established a formal arrangement to compensate certain independent directors. Under this arrangement, eligible independent directors receive an annual fee of $50,000 for their service on the board of directors and its committees.

Equity Plans

The 2023 Omnibus Equity Incentive Plan, or 2023 Plan, became effective on February 10, 2023, and is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to based officers, employees and directors of, and consultants and advisers to, Alliance and its subsidiaries. The purpose of the 2023 Plan is to help us attract, motivate and retain such persons with awards designed for the U.S. market and thereby enhance shareholder value.

Grant of Awards; Shares Available for Awards. The 2023 Plan provides for the grant of awards which are distribution equivalent rights, incentive share options, non-qualified share options, performance shares, performance units, restricted common stock, restricted share units, share appreciation rights (“SARs”), tandem share appreciation rights, unrestricted common stock or any combination of the foregoing, to key management employees and non-employee directors of, and non-employee consultants of, Alliance or any of its subsidiaries (each a “participant”) (however, solely Alliance employees or employees of Alliance subsidiaries are eligible for awards which are incentive share options). We have reserved a total of 1,000,000 shares of common stock for issuance as or under awards to be made under the 2023 Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any common stock subject to such award shall again be available for the grant of a new award. The 2023 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the 2023 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2023 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. The number of shares of common stock for which awards which are options or SARs may be granted to a participant under the 2023 Plan during any calendar year is limited to a number of shares equal to three percent (3%) of the total number of shares of common stock of the Company outstanding on the last day of the prior calendar year. Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the 2023 Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Options. The term of each share option shall be as specified in the option agreement; provided, however, that except for share options which are incentive share options (“ISOs”), granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the combined voting power of all classes of our common stock or the capital stock of our subsidiaries (a “ten percent shareholder”), no option shall be exercisable after the expiration of ten years from the date of its grant (five (5) years for an employee who is a ten percent shareholder).

The price at which a share may be purchased upon exercise of a share option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such share option is granted, and (ii) shall be subject to adjustment as provided in the 2023 Plan. The Plan Committee or the board of directors shall determine the time or times at which or the circumstances under which a share option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the share option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which common stock will be delivered or deemed to be delivered to participants who exercise share options.

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Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of ISOs granted to a ten percent shareholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of Alliance or one of its subsidiaries. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. An Option which specifies that it is not intended to qualify as ISOs or any Option that fails to meet the requirement of an ISO at any point in time will automatically be treated as a nonqualified option (“NQSO”) under the terms of the Plan.

Restricted Share Awards. A restricted share award is a grant or sale of common stock to the participant, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the board of directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the board of directors may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the 2023 Plan and any agreement relating to the restricted share award, a participant who is granted or has purchased restricted shares shall have all of the rights of a shareholder, including the right to vote the restricted shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted shares, subject to certain exceptions, the restricted shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of by the participant.

Unrestricted Share Awards. An unrestricted share award is the award of common stock which is not subject to transfer restrictions. Pursuant to the terms of the applicable unrestricted share award agreement, a holder may be awarded (or sold) common stock which are not subject to transfer restrictions, in consideration for past services rendered thereby to us or an affiliate or for other valid consideration.

Restricted Share Unit Awards. A restricted share unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable restricted share unit award agreement the individual service-based or performance-based vesting requirement which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the Holder. The vesting restrictions under any restricted share unit award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted share unit shall be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted share unit award agreement, for each restricted share unit subject to such restricted share unit award, if and to the extent the applicable vesting requirement is satisfied. Such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted share unit first becomes vested.

Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Alliance performance goals or objectives, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or Alliance satisfy (or partially satisfy, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement.

If achieved, such payment shall be made no later than by the 15th day of the third calendar month following the end of Alliance’s fiscal year to which such performance goals and objectives relate.

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Performance Share Awards. A performance share award provides for distribution of common stock to the holder upon the satisfaction of predetermined individual and/or Alliance goals or objectives. The Plan Committee shall set forth in the applicable performance share award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance would be required to satisfy before the holder would become entitled to the receipt of common stock pursuant to such holder’s performance share award and the number of shares of common stock subject to such performance share award. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such common stock shall be made no later than by the 15th day of the 3rd calendar month next following the end of our fiscal year to which such goals and objectives relate. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance share award shall have no rights as an Alliance shareholder until such time, if any, as the holder actually receives common stock pursuant to the performance share award.

Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payment and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of common stock during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional common stock or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or common stock shall be made no later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests. Distribution equivalent rights awards may be settled in cash or in common stock, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award other than an Option or SAR award, whereby, if so awarded, such distribution equivalent rights award shall terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution rights award to be settled in cash at a future date (but in no event later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which such interest was credited), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.

Share Appreciation Rights. A SAR provides the participant to whom it is granted the right to receive, upon its exercise, the excess of (A) the fair market value of the number of shares of common stock subject to the SAR on the date of exercise, over (B) the product of the number of shares of common stock subject to the SAR multiplied by the base value under the SAR, as determined by the Plan Committee or the board of directors. The base value of a SAR shall not be less than the fair market value of a share on the date of the grant. If the Plan Committee grants a share appreciation right which is intended to be a tandem SAR, additional restrictions apply.

Amendment and Termination. The 2023 Plan shall continue in effect, unless sooner terminated pursuant to its terms, until February 10, 2033, the tenth anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date).

As of June 30, 2025, a total of 561,300 awards have been granted under the 2023 Plan.

Bonus Incentive Plan

In fiscal year 2025, the Company updated its cash Bonus Incentive Plan (the “Plan”) designed to align leadership compensation with the Company’s financial performance, specifically its growth in earnings before interest, taxes, depreciation, and amortization (“EBITDA”). The Plan is structured as follows:

The Plan applies to executives and leaders as determined by the Compensation Committee of the Board of Directors. The bonus payout under the Plan is directly linked to the Company’s EBITDA growth year-over-year. The Plan uses the percentage increase in the Company’s EBITDA for the current fiscal year as compared to the prior fiscal year as the performance metric.

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A full payout of the cash bonus will occur if the Company’s EBITDA for the current fiscal year increases by 10% or more compared to the prior year’s EBITDA. For EBITDA growth below 10%, the bonus payout is pro rata down to 1% of the bonus amount based on the percentage increase in EBITDA.

10% or greater EBITDA increase: 100% bonus payout.

9% EBITDA increase: 90% bonus payout.

8% EBITDA increase: 80% bonus payout.

This pattern continues, with a 10% reduction in payout for every 1% decrease in EBITDA growth. No bonus will be paid if EBITDA growth is less than 1%.

Bonuses earned under the Plan, if any, will be paid in the first quarter of the following fiscal year, after the Company’s financial results for the relevant year are finalized and audited. The Compensation Committee retains the discretion to adjust the final bonus payouts in the event of extraordinary or non-recurring items that materially affect the Company’s reported EBITDA. The Company will accrue bonuses based on its estimated performance to the Plan’s EBITDA targets throughout the fiscal year.

Clawback Policy

The Board has adopted a clawback policy which allows us to recover performance-based compensation, whether cash or equity, from a current or former executive officer in the event of an Accounting Restatement. The clawback policy defines an Accounting Restatement as an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under the securities laws. Under such policy, we may recoup incentive-based compensation previously received by an executive officer that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts in the Accounting Restatement.

The Board has the sole discretion to determine the form and timing of the recovery, which may include repayment, forfeiture and/or an adjustment to future performance-based compensation payouts or awards. The remedies under the clawback policy are in addition to, and not in lieu of, any legal and equitable claims available to the Company.

Equity Compensation Policy and Practices

While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material nonpublic information, the Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. It has been our practice to grant equity awards to our officers and directors upon their appointment. We intend to issue equity grants to our officers and/or directors at the same time each year, in connection with our first meeting of the Board of Directors each fiscal year. Option grants are effective on the date the award determination is made by the Compensation Committee, and the exercise price of options is the closing market price of our Common Stock on the business day of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

During the fiscal year ended June 30, 2025, we did not award any options to a named executive officer in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that discloses material nonpublic information, and ending one business day after the filing or furnishing of such report.

Alliance Indemnification Agreements

In connection with the IPO, Alliance entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in its certificate of incorporation. Alliance also purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Alliance against its obligations to indemnify its officers and directors.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Registration Rights Agreement

The holders (the “Adara Initial Stockholders”) of the 2,875,000 shares initially purchased by Adara Sponsor LLC, a Delaware limited liability company (the “Sponsor”), in August 2020 and private warrants (and holders of the underlying securities) have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement that was signed on February 8, 2021. This agreement provided that these holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act of 1933, as amended (the “Securities Act”). In addition, these holders were granted “piggy-back” registration rights to include their securities in other registration statements filed by us.

In connection with the closing of the Company’s initial business combination (the “Business Combination”), the Adara Initial Stockholders and the stockholders of Alliance Entertainment Holding Corp, a Delaware corporation, prior to the Business Combination (“Legacy Alliance”) entered into the Registration Rights Agreement, which amended and restated the former registration rights agreement. Pursuant to the Registration Rights Agreement, Alliance filed a resale registration statement and it was declared effective in accordance with the terms of the registration statement. In certain circumstances, the Adara Initial Stockholders and the Legacy Alliance stockholders may each demand up to two registrations, which may be underwritten offerings, and all of the registration rights holders will be entitled to piggyback registration rights.

GameFly Holdings, LLC

During the years ended June 30, 2025, and 2024, Alliance has made sales of new release movies, video games, and video game consoles to GameFly Holdings LLC in the amount of $2.7 million and $8.4 million, respectively. GameFly, a customer of Alliance, is equally owned by Bruce Ogilvie and Jeff Walker, the two shareholders of Alliance. Alliance believes the amounts that GameFly paid for New Release, movies, video games, and video game consoles are at fair market value. GameFly does fulfillment services of fast selling new releases by providing 3PL services at market rates. The agreement between Alliance and GameFly can be terminated by either party at any time. GameFly is free to purchase from any competitor of Alliance.

On February 1, 2023, Alliance entered into a Distribution Agreement (the “Agreement”) with GameFly, which is effective from February 1, 2023, through March 31, 2028. At that time, the Agreement continues indefinitely until either party provides the other party with six-month advance notice to terminate it. During the year ended June 30, 2025, and 2024, Alliance had distribution revenue in the amount of $0 and $0.25 million respectively.

MVP Logistics, LLC

MVP Logistics is an independent contractor, which, prior to August 31, 2023, was partially owned by Joe Rehak, the SVP of Operations of COKeM International Limited, which Alliance acquired in September 2020. Subsequent to August 31, 2023, Mr. Rehak no longer has an equity stake in MVP Logistics and retired from COKeM in January 2024. Alliance believes the amounts payable to MVP Logistics are at fair market value.

During the years ended June 30, 2025, and 2024 Alliance incurred costs with MVP Logistics, LLC, in the amount of $0 and $1.0 million, respectively, for freight shipping fees, transportation costs, warehouse distribution, and 3PL management services (for Arcades) at the Santa Fe Springs, California and South Gate, California distribution facilities.

Ogilvie Loans

On July 3, 2023, the Company entered into a $17 million line of credit (the “Ogilvie Loan”) with Bruce Ogilvie, a principal stockholder. Initial borrowings amounted to $10 million on that date, followed by an additional $5 million on July 10, 2023. These sums were repaid on July 26, 2023. Subsequently, on August 10, 2023, the Company accessed the Ogilvie Loan for the full $17 million, repaying $7 million on August 28, 2023. Further transactions occurred on September 14, 2023, with a borrowing of $7 million, repaid on September 28, 2023. On October 10, 2023, an additional $7 million was borrowed and repaid on October 18, 2023. As of June 30, 2025, and June 30, 2024, the outstanding balance on the Ogilvie Loan was $10 million.

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The Ogilvie Loan is subordinated to the Company’s revolving credit facility, meaning that in the event of liquidation or default, repayment of the Ogilvie Loan is subordinate to amounts outstanding under the Company’s debt arrangements.

The Ogilvie Loan matures on December 22, 2026, and bears interest at the rate of the 30-day SOFR plus 5.5% (4.34% and 5.29% at June 30, 2025, and June 30, 2024, respectively). Interest expenses for the fiscal year ended June 30, 2025, and 2024 were $1.0 million each. The interest rate on June 30, 2025, and 2024, was 9.80% and 10.8% respectively.

Ogilvie Letters of Credit

On October 21, 2023, Mr. Ogilvie obtained a letter of credit from his personal bank account at Bank of America on behalf of the Company for Nintendo of America Inc. as the beneficiary, in the amount of $2,000,000 (the “Nintendo Letter of Credit”). The Company reimbursed Mr. Ogilvie for the bank fee for the letter of credit in the amount of $19,055.56. The Nintendo Letter of Credit expired on October 21, 2024, and Nintendo no longer required a letter of credit thereafter.

On November 20, 2024, Mr. Ogilvie obtained a letter of credit from his personal bank account at Bank of America on behalf of the Company for Prologis, L.P., the landlord under the Company’s lease for its Shepherdsville, Kentucky distribution center facility, as the beneficiary, in the amount of $750,000 (the “Prologis Letter of Credit”). The Company reimbursed Mr. Ogilvie for the bank fee for the letter of credit in the amount of $6,916.60. The Prologis Letter of Credit expires on November 20, 2025. The Company currently expects to replace the Prologis Letter of Credit through its credit facility with Bank of America effective on or about October 1, 2025.

On March 31, 2025, Mr. Ogilvie obtained a letter of credit from his personal bank account at Bank of America on behalf of the Company for Paramount Pictures Corporation as the beneficiary, in the amount of $1,750,000 (the “Paramount Letter of Credit” and, together with the Nintendo Letter of Credit and the Prologis Letter of Credit, the “Ogilvie Letters of Credit”). The Paramount Letter of Credit expires on March 31, 2026. The Company reimbursed Mr. Ogilvie for the bank fee for the letter of credit in the amount of $17,743.06.

The Company reimbursed Mr. Ogilvie solely for the third-party bank fees associated with the Ogilvie Letters of Credit and did not pay any other compensation to Mr. Ogilvie in connection therewith.

B&D Capital Partners, LLC

During the fiscal year ended June 30, 2024, the Company entered into a financial advisory agreement with B&D Capital Partners, LLC (“BDCP”). Donaldson, a director of the company, is managing partner and a principal equity holder of Blystone & Donaldson, the parent company of BDPC. The agreement, dated July 28, 2023, engaged BDCP as a non-exclusive financial advisor to assist the Company in issuing privately held debt securities and related transactions. BDCP is owned by Blystone & Donaldson, LLC, and Mr. Donaldson, an independent director of the Company, is a principal of BDCP.

Under the terms of the agreement, BDCP provided financial advisory services, including the review of confidential information, identification and engagement of potential transaction parties, and assistance with investor presentations.

During the fiscal year ended June 30, 2025, the Company did not incur any related party fees with BDCP. For the fiscal year ended June 30, 2024, the Company paid BDCP approximately $1.8 million, which included an advisory fee equal to 1.5% of the gross proceeds from transactions involving White Oak Commercial Finance, LLC.

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Policies and Procedures for Related Person Transactions

Our board of directors adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

Director Independence

An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Donaldson and Nagelson and Ms. Wielenga are, and, if elected, Mr. Kozko and Ms. Bangalore would be, “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. We believe that, based on the written representations of our directors and officers, and the copies of reports filed with the SEC during the fiscal year ended June 30, 2025, our directors, officers and holders of more than 10% of our common stock complied with the requirements of Section 16(a), except for the following: Mr. Ogilvie filed a late Form 4 two days late on February 25, 2025 reporting three transactions; Mr. Ogilvie filed late Form 4s one day late on each of May 30, 2025 and June 30, 2025 reporting three transactions in the aggregate; and Mr. Black filed a Form 4 on September 9, 2025 reporting eight transactions that should have been reported on Form 4 within two business days of their respective transaction dates during the fiscal year ended June 30, 2025.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, and notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are stockholders of the Company may be “householding” our proxy materials. A single proxy statement or notice may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

Street-name stockholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

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STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, any stockholder proposal must be delivered in writing to our corporate Secretary and received at our principal executive offices at Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, FL 33324 no later than May 28, 2026, in order to be considered for inclusion in our Proxy Statement relating to the 2026 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by Rule 14a-8 of the Exchange Act, the rules and regulations of the SEC and other laws and regulations to which interested persons should refer.

Pursuant to our Bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, submitted for consideration at the 2026 Annual Meeting but not submitted for inclusion in our Proxy Statement relating to the 2026 Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must be delivered to our corporate Secretary in writing at Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, FL 33324, Attention: Secretary no earlier than 8:00 a.m. local time, on the 150th day and no later than 5:00 p.m., local time, on the 120th day prior to the first anniversary of the date of this Proxy Statement for the 2025 Annual Meeting, after which a proposal is untimely. As a result, any stockholder proposal submitted pursuant to the provisions of our Bylaws (other than pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than April 28, 2026 nor later than May 28, 2026. However, in the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2025 Annual Meeting, notice by the stockholder must be so delivered no earlier than 8:00 a.m., local time, on the 120th day prior to the 2026 Annual Meeting and no later than the later of (A) 5:00 p.m., local time, on the 90th day before the 2026 Annual Meeting or (B) 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting was first made by us. A stockholder notice to our corporate Secretary of a proposal or nomination must include the specified information required by our Bylaws. In addition, a stockholder who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 of the Exchange Act.

September 25, 2025	By Order of the Board of Directors,

/s/ Robert Black
Robert Black
Secretary

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Appendix A

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2025

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 5, 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **www.cstproxy.com/AENT/2025**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Please mark your votes like this **X**

	FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
(1) Terilea Wielenga (2) Dmitry Kozko (3) Sheila Bangalore	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date__________2025.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2025

To view the 2025 Proxy Statement, 2025 Annual Report and to attend the Annual Meeting, please go to: http://www.cstproxy.com/AENT/2025

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

The undersigned appoints Jeffrey Walker and Bruce Ogilvie, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Alliance Entertainment Holding Corporation (the "**Company**") held of record by the undersigned at the close of business on September 10, 2025 at the Annual Meeting of Stockholders of the Company, to be held on November 6, 2025, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed on the other side)